                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                               JANUARY 23, 1997
                               ----------------
                               (Date of Report)


                      INTERNET COMMUNICATIONS CORPORATION
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



                                    COLORADO
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



                  0-19578                     84-1095516
         -------------------------------------------------------------
         (Commission File Number) (IRS Employer Identification Number)



         7100 E. BELLEVIEW AVE., SUITE 201, ENGLEWOOD, COLORADO  80111
         -------------------------------------------------------------
         (Address of principal executive offices including zip codes)


                                (303) 770-7600
              ---------------------------------------------------
              (Registrant's telephone number including area code)


                                NOT APPLICABLE
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


  This report consists of 32 sequentially numbered pages including exhibits.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 19, 1996, Internet Communications Corporation (the "Registrant") acquired all outstanding shares of capital stock of Interwest Communications C.S. Corporation ("Interwest"), a Colorado Corporation, from Interwest Group, Inc., pursuant to the Amended and Restated Acquisition Agreement ("Agreement"), dated as of May 29, 1996 between Internet Communications Corporation. Interwest Group, Inc., and Internet Acquisition One, Inc. The acquisition was approved by Registrant's shareholders at a special meeting held on September 12, 1996. The acquisition agreement provided for and included the following provisions:

     (1) the issuance and sale by the Registrant to Group, on May 29, 1996 (the "First Closing Date"), at par and for cash, of a promissory note of the Registrant (the "Note") (a) in the principal amount of $900,000, (b) having a maturity on December 31, 1996, or, if earlier, the date that is 30 days after the earlier to occur of (i) the failure of the shareholders of the Registrant to approve the Agreement at the Shareholders Meeting or (ii) the termination of the Amended and Restated Acquisition Agreement by Group pursuant to the terms thereof, including, without limitation, upon the breach by the Registrant of any representation or warranty in the Agreement, the determination by Group that the conditions to its obligations with respect to the Second Closing Transactions described below are not capable of being met by September 5, 1996 (which stipulation was subsequently waived) and (c) the note bears interest at a rate of 8.0% per annum from May 29, 1996 to and including a date that is 60 days after May 29, 1996 (or, if the Second Closing Date shall then have occurred, the date that is 90 days after May 29,
1996) and the rate of 12.5% per annum thereafter, payable monthly in arrears or, upon the occurrence and during the continuation of a default under the Note, at a rate of interest 3.5% per annum greater than the rate otherwise applicable; PROVIDED that, if the Registrant shall fail to pay in full the principal amount of the Note and all interest accrued there on at the maturity thereof (whether at scheduled maturity, on the date of any required prepayment or, after the expiration of applicable grace periods and cure periods, upon acceleration), then, at any time during the period commencing the day after the date of such maturity of the Note (if the principal amount thereof and all interest accrued thereon shall then not have been paid in full) and ending on a date that is 45 days after the date of such maturity, Group may elect to convert the Note into 300,000 shares of the Registrant's Common Stock (the "Conversion Shares") at a price of $3.00 per share (as such number of shares and price per share may be adjusted pursuant to the terms thereof). The Note was paid in full on December 6, 1996.

     (2) At the Second Closing Date, the parties to the Agreement caused Acquisition One, Inc., to merge into Interwest with the result that Acquisition One, Inc., ceased to exist and Interwest was the surviving corporation. Internet owns all outstanding shares of Interwest. In exchange Internet issued 2,306,541 of Internet Common Stock to Group, which shares equal 49.0% of the shares of Registrant's Common Stock issued and outstanding immediately following consummation of the Acquisition, assuming for these purposes that there are no stock options, warrants or other rights then outstanding to acquire shares of the Company's Common Stock other than those currently outstanding and set forth in the Share Exchange Agreement.

     The Amended and Restated Acquisition Agreement also provided for representations and warranties by each party regarding corporate existence and power, authorization, approvals and consents, binding effect, financial information, financial condition, absence of defaults under outstanding debt instruments (with respect to which waivers have not been obtained), absence of certain changes or events, taxes, litigation, compliance with laws, licenses, employee matters, labor disputes, subsidiaries, property, equipment, leases, proprietary right, insurance, liens and encumbrances, debt, capitalization, environmental matters, books and records, material contracts, misstatements and omissions, documents filed by the Registrant with the Securities and Exchange Commission, the approval of the boards of directors, shareholders and creditors of the respective parties, the absence of other merger agreements, the absence of fees for brokers and finders and continuing representations and warranties.

     The Agreement contained covenants of each party including, without limitation, (a) a covenant not to solicit mergers and acquisitions prior to the Second Closing, (b) a covenant by the Registrant to increase the size of its board of directors from four to eight, form three classes of directors whose terms shall be for three (3) year periods and to cause three individuals designated by Group to be elected as a directors of the Registrant, (c) additional affirmation covenants of each party, as applicable, requiring the maintenance of records, maintenance of properties, conduct of business, maintenance of insurance, compliance with laws, payment of taxes, reporting of specified information to the other party, reservation by the Registrant of a sufficient number of shares of Common Stock to be issued to Group, qualification by the Registrant of the shares of Common Stock to be issued to Group for inclusion in the National Association of Securities Dealers Automated Quotations/Small Cap Market ("NASDAQ/Small Cap Market"), maintenance of existence, compliance with laws, use of best efforts to complete the Agreement, coordination of publicity regarding the Agreement, maintenance of confidentiality of information and further assurances, and (d) negative covenants of each party, as applicable and subject to certain transactions undertaken in the ordinary course of business with respect to amendment of charter documents, issuance of securities, creation of liens and encumbrances, incurrence of debt, restricted payments, investments, merger agreements or agreements with respect to other business combinations, leases, disposing of assets, transactions with affiliates, accounting changes, disposing of capital stock of a subsidiary, compensation of executive officers, union contracts, settling or compromising tax liabilities, settling litigation, delisting securities of the Registrant from NASDAQ/Small Cap Market, amending any of the Share Exchange Agreement without the prior approval of the other party and imposing limitations on the rights enjoyed by Group as a shareholder of the Registrant after the Share Exchange Agreement.

     Finally, the Amended and Restated Acquisition Agreement contained conditions precedent to the closing of the Second Closing Date including, without limitation, satisfaction of each party with the terms and conditions of the other Exhibits to the Agreement, receipt of all necessary approvals and consents from the shareholders and creditors of the respective parties, governmental authorities and other persons, the absence of pending or threatened actions that would restrict in any material respect or prohibit the Second Closing, the determination that the acquisition will be characterized as a tax-free reorganization under section 368(a)(1)(A) or 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the absence of any violation or default with respect to any regulation of any governmental body by any of the parties or their respective subsidiaries, the continued accuracy and correctness of the representations and warranties of each party as contained in the Agreement, the performance by each party of its obligations under the Agreement, the delivery of certificates from appropriate officers of the respective parties and the delivery of opinions of counsel for each party acceptable to the other party in its sole discretion.

     Concurrent with the execution of the Agreement, the Registrant and Group entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Group and its successors and assigns will have the right on five occasions, commencing on May 29, 1998, to cause the Registrant to register the Registrant's Shares (including shares issued to Group for its shares of Interwest and shares that may be converted upon default of the Note) for sale under the Securities Act of 1933, as amended (the "Securities Act"), and, commencing on May 29, 1997, to cause the Registrant to include the Registrant's Shares in any registration statement filed under the Securities Act offering any other shares of the Registrant's Common Stock.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Unaudited Pro Forma Combined, Condensed Financial Information with notes. See pages F-3 through F-7.

     (b) Financial Statements of Business Acquired - Interwest Communications C.S. Corporation and Subsidiaries. See pages F-8 through F-27

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              INTERNET COMMUNICATIONS CORPORATION



                              By:  /s/  Benjamin T. Kelly
                                  ------------------------------
                                    Benjamin T. Kelly

Date: January 23, 1997

                       INTERNET COMMUNICATIONS CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE NO.
                                                                       --------
1.   UNAUDITED PRO FORMA COMBINED, CONDENSED FINANCIAL INFORMATION

     A.   Introduction                                                    F-3

     B.   Pro Forma Combined, Condensed Balance Sheet                     F-4

          -    Internet Communications Corporation as of July 31,
               1996
          -    Interwest Communications C.S. Corporation as of
               August 31, 1996

     C.   Pro Forma Interim Combined, Condensed Statement of Operations   F-5

          -    Internet Communications Corporation for the Six
               Months Ended July 31, 1996

          -    Interwest Communications C.S. Corporation for the
               Eight Months Ended August 31, 1996

     D.   Pro Forma Fiscal Combined, Condensed Statement of Operations    F-6

          -    Internet Communications Corporation for the Year
               Ended January 31, 1996

          -    Interwest Communications C.S. Corporation for the
               Year Ended December 31, 1995 (Recasted)

     E.   Notes to Pro Forma Financial Information                        F-7

II.  INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
     (A WHOLLY-OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

     A.   Report of Independent Public Accountants                        F-8

     B.   Consolidated  Balance  Sheets as of August 31, 1996             F-9
          (Unaudited) and December 31, 1995

     C.   Consolidated  Statements  of  Operations for the Eight         F-11
          Months Ended August 31, 1996 (Unaudited) and the Seven
          Months Ended December 31, 1995

     D.   Consolidated  Statement  of Changes in Stockholder's Equity    F-12
          for the Eight Months Ended August 31, 1996 (Unaudited) and the Seven Months Ended December 31, 1995

     E. Consolidated Statements of Cash Flows for the Eight Months F-13 Ended August 31, 1996 (Unaudited) and the Seven Months Ended December 31, 1995

     F.   Notes to the Consolidated Financial Statements                 F-14

                                                                       PAGE NO.
                                                                       --------
III. INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

     A. Independent Auditor's Report                                     F-21

     B. Combined Statements of Income and Retained Earnings              F-22
        for the Two Months Ended May 31, 1995, and for the Years
        Ended March 31, 1995 and 1994

     C. Combined Statements of Cash Flows for the Two Months Ended       F-23
        May 31, 1995, and for the Years Ended March 31, 1995 and 1994

     D. Notes to Combined Financial Statements                           F-24

     Financial statements of Internet are included in the Company's Form 10-KSB and Form 10-QSB which accompany the Proxy document as Appendixes E and F, respectively.

                     INTERNET COMMUNICATIONS CORPORATION

       INTRODUCTION TO PRO FORMA COMBINED, CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

On September 19, 1996, Internet Communications Corporation (Internet or the Company) completed a purchase with Interwest Communications C.S. Corporation (Interwest) whereby Internet issued 2,306,541 shares of common stock (49% of the common stock outstanding after the transaction) and acquired 100% of Interwest's outstanding common stock. Interwest, prior to the merger, was a wholly owned subsidiary of Interwest Group, Inc. (Group), a holding company for several diverse enterprises. Group effectively acquired Interwest from its prior shareholder (an individual and his spouse) on June 1, 1995 in a monetary purchase transaction. In conjunction with Internet's acquisition of Interwest, Group has advanced Internet $900,000 in the form of a promissory note, which if not paid when due on December 31, 1996, is convertible into common stock at $3.00 per share. This promissory note was paid back in full on December 6, 1996.

The attached pro forma combined condensed balance sheet combines the balance sheets of Internet as of July 31, 1996 with Interwest as of August 31, 1996, as if the merger had occurred on the balance sheet dates. This merger is being treated for financial accounting purposes as a purchase transaction.

The pro forma combined condensed statement of operations combines Internet's and Interwest's six-month and eight-month interim periods, respectively, and year-end operations as if the merger has occurred at the beginning of the period presented. Internet's fiscal year-end is January 31, 1996. Interwest, prior to the acquisition by Group, had a March 31 year-end, which changed to a calendar year-end as a result of the acquisition by Group. Therefore, Interwest's operations for the 12 months ended December 31, 1995, have been recasted to reflect a full fiscal year.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the period indicated. The pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto which for Interwest are accompanying pro forma information and for Internet are included in its Form 10-KSB and Form 10-QSB accompanying the Proxy document as Appendixes E and F, respectively.

                       INTERNET COMMUNICATIONS CORPORATION
            INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

             PRO FORMA COMBINED, CONDENSED BALANCE SHEET (UNAUDITED)

                                                        INTERNET           INTERWEST
                                                      ------------         ----------
                                                        JULY 31,           AUGUST 31,
                                                          1996                1996              ADJUSTMENTS        COMBINED
                                                      ------------         ----------           -----------      -----------
                                                               ASSETS
CURRENT ASSETS:
     Cash                                              $   399,000         $   72,000            $ (100,000) (B) $   371,000
     Receivables                                         3,750,000          3,724,000                 -            7,474,000
     Inventory                                           1,109,000          1,908,000                 -            3,017,000
     Other                                                 293,000            358,000                 -              651,000
                                                      ------------         ----------            ----------      -----------
                                                         5,551,000          6,062,000              (100,000)      11,513,000

PROPERTY AND EQUIPMENT, net                              1,818,000            810,000                 -            2,628,000

OTHER ASSETS, net                                                                                   100,000  (B)
                                                           117,000          2,128,000             1,737,000  (A)   4,082,000
                                                      ------------         ----------            ----------      -----------
TOTAL ASSETS                                           $ 7,486,000         $9,000,000            $1,737,000      $18,223,000
                                                      ------------         ----------            ----------      -----------
                                                      ------------         ----------            ----------      -----------

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Notes payable                                     $ 2,200,000         $  236,000            $    -          $ 2,436,000
     Accounts payable                                    1,194,000          1,558,000                 -            2,752,000
     Unearned income                                       752,000            164,000                 -              916,000
     Payable to affiliate                                    -              1,436,000                 -            1,436,000
     Accrued expenses and other                            496,000          1,270,000                 -            1,766,000
                                                      ------------         ----------            ----------      -----------
                                                         4,642,000          4,664,000                 -            9,306,000

LONG-TERM DEBT                                               -                183,000                 -              183,000
OTHER                                                        -                167,000                 -              167,000

MINORITY INTEREST                                            -                204,000                 -              204,000
                                                      ------------         ----------            ----------      -----------
                                                             -                554,000                 -              554,000
EQUITY:
     Common stock                                        5,207,000          4,645,000             1,754,000  (A)  11,606,000
     Accumulated deficit                                (2,328,000)          (863,000)              (17,000) (A)  (3,208,000)
     Other                                                 (35,000)             -                                    (35,000)
                                                      ------------         ----------            ----------      -----------
                                                         2,844,000          3,782,000             1,737,000        8,363,000
                                                      ------------         ----------            ----------      -----------
TOTAL LIABILITIES AND EQUITY                          $  7,486,000         $9,000,000            $1,737,000      $18,223,000
                                                      ------------         ----------            ----------      -----------
                                                      ------------         ----------            ----------      -----------

      SEE ACCOMPANYING NOTES TO COMBINED, CONDENSED FINANCIAL INFORMATION.

                     INTERNET COMMUNICATIONS CORPORATION
           INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

        PRO FORMA COMBINED, CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                               INTERNET       INTERWEST
                             -----------    -------------
                             FOR THE SIX    FOR THE EIGHT
                             MONTHS ENDED    MONTHS ENDED             PRO FORMA
                               JULY 31,       AUGUST 31,     -----------------------------
                                1996            1996         ADJUSTMENTS         COMBINED
                             ----------      -----------     -----------       -----------
NET REVENUES -               $8,500,000      $13,716,000     $      -          $22,216,000
  Cost of sales               6,007,000       10,815,000            -           16,822,000
                             ----------      -----------     -----------       -----------

GROSS MARGIN                  2,493,000        2,901,000            -            5,394,000

OPERATING EXPENSES            2,571,000        3,787,000          15,000 (C)     6,373,000
                             ----------      -----------     -----------       -----------

LOSS FROM OPERATIONS -          (78,000)        (886,000)        (15,000)         (979,000)
  Other (expense) income          -             (111,000)           -             (111,000)
                             ----------      -----------     -----------       -----------

INCOME (LOSS) BEFORE
 INCOME TAXES -                 (78,000)        (997,000)        (15,000)       (1,090,000)
  Income tax benefit              -              137,000          57,000 (D)       194,000
                             ----------      -----------     -----------       -----------

NET LOSS                     $  (78,000)     $  (860,000)    $    42,000       $  (896,000)
                             ----------      -----------     -----------       -----------
                             ----------      -----------     -----------       -----------
NET LOSS PER COMMON
 SHARE                       $     (.03)     $     20.98                       $     (.190)
                             ----------      -----------                       -----------
                             ----------      -----------                       -----------

AVERAGE NUMBER OF
 SHARES OUTSTANDING           2,452,288           41,000                         4,707,000
                             ----------      -----------                       -----------
                             ----------      -----------                       -----------

      SEE ACCOMPANYING NOTES TO COMBINED, CONDENSED FINANCIAL INFORMATION.

                       INTERNET COMMUNICATIONS CORPORATION
            INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

        PRO FORMA COMBINED, CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

                               INTERNET     INTERWEST
                             ------------  ------------
                             FOR THE YEAR  FOR THE YEAR
                                ENDED          ENDED                    PRO FORMA
                             JANUARY 31,    DECEMBER 31,     ---------------------------
                                1996           1995          ADJUSTMENTS       COMBINED
                             ------------  ------------      -----------     -----------
                                            (RECASTED)
NET REVENUES -               $18,526,000     $15,482,000     $    -          $34,008,000
  Cost of sales               13,502,000      11,384,000          -           24,886,000
                             -----------     -----------     ---------       -----------

GROSS MARGIN                   5,024,000       4,098,000          -            9,122,000

OPERATING EXPENSES             6,087,000       4,099,000       150,000 (C)    10,336,000
                             -----------     -----------     ---------       -----------

LOSS FROM OPERATIONS -        (1,063,000)         (1,000)     (150,000)       (1,214,000)
  Other (expense) income         (43,000)         79,000          -               36,000
                             -----------     -----------     ---------       -----------

INCOME (LOSS) BEFORE
 INCOME TAXES -               (1,106,000)         78,000      (150,000)(C)    (1,178,000)
  Income tax (expense)
   benefit                       128,000         (25,000)       25,000 (D)       128,000
                             -----------     -----------     ---------       -----------

NET INCOME (LOSS)            $  (978,000)    $    53,000     $(125,000)      $(1,050,000)
                             -----------     -----------     ---------       -----------
                             -----------     -----------     ---------       -----------

NET LOSS PER COMMON SHARE    $     (0.41)    $       N/A                     $      (.22)
                             -----------     -----------                     -----------
                             -----------     -----------                     -----------

AVERAGE NUMBER OF SHARES
 OUTSTANDING                   2,397,000             N/A                       4,704,000
                             -----------     -----------                     -----------
                             -----------     -----------                     -----------


   SEE ACCOMPANYING NOTES TO COMBINED, CONDENSED FINANCIAL INFORMATION.

                       INTERNET COMMUNICATIONS CORPORATION

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

A. To reflect the acquisition of Interwest by Internet, which is valued at approximately $5,480,000. As the cost basis of Interwest assets approximate the market value, an excess amount of purchase price over net assets acquired (goodwill) of approximately $1,737,000 will be recorded, plus cost of the share exchange. This amount is in addition to approximately $1,400,000 of goodwill remaining on Interwest balance sheet from its prior acquisition in June 1995 by Group.

B.   To record estimated additional cost of the acquisition.

C. To reflect additional amortization of goodwill recorded in the transaction, which will be amortized over 20 years.

D.   To reduce income tax expense (benefit) based on combined pro forma losses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholder of Interwest Communications
     C.S. Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Interwest Communications C.S. Corporation and Subsidiaries (a Colorado corporation and wholly owned subsidiary of Interwest Group, Inc.) as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the seven-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interwest Communications C.S. Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the seven-month period then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP


Denver, Colorado
June 14, 1996

           INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                           CONSOLIDATED BALANCE SHEETS

                                                 AUGUST 31,     DECEMBER 31,
                                                   1996             1995
                                                -----------     ------------
                                                (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                      $   72,000      $  143,000
  Accounts receivable:
    Unbilled                                      2,049,000       1,401,000
    Trade and other                               1,943,000       1,715,000
    Allowance                                      (113,000)        (82,000)
  Inventory                                       1,753,000       1,169,000
  Prepaid expenses                                  208,000          86,000
  Income tax receivable                              45,000           --
  Deferred tax asset                                105,000          81,000
                                                 ----------      ----------
      Total current assets                        6,062,000       4,513,000

PROPERTY AND EQUIPMENT:
  Machinery, equipment and other                    664,000         555,000
  Furniture and fixtures                            365,000         336,000
  Vehicles                                          304,000         272,000
  Leasehold improvements                             82,000          82,000
                                                 ----------      ----------
                                                  1,415,000       1,245,000
Less accumulated depreciation                      (605,000)       (436,000)
                                                 ----------      ----------
                                                    810,000         809,000
                                                 ----------      ----------

OTHER ASSETS:
  Goodwill, net                                   1,342,000       1,408,000
  Noncompete agreements, net                        451,000         531,000
  Other, net                                        335,000         344,000
                                                 ----------      ----------
      Total other assets                          2,128,000       2,283,000
                                                 ----------      ----------

TOTAL ASSETS                                     $9,000,000      $7,605,000
                                                 ----------      ----------
                                                 ----------      ----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

           INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                                                                     Page 2 of 2
                           CONSOLIDATED BALANCE SHEETS

                                                 AUGUST 31,     DECEMBER 31,
                                                   1996             1995
                                                -----------     ------------
                                                (UNAUDITED)


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                               $1,558,000      $1,428,000
  Accounts payable - parent                       1,436,000         422,000
  Deferred revenue and deposits                     164,000         387,000
  Accrued salaries and wages                        206,000         186,000
  Other accrued liabilities                       1,064,000         297,000
  Income taxes payable                                   --          31,000
  Revolving line-of-credit                               --         272,000
  Current maturities of long-term debt              236,000         182,000
                                                 ----------      ----------
      Total current liabilities                   4,664,000       3,205,000

LONG-TERM DEBT                                      183,000         293,000

DEFERRED REVENUE                                    164,000         101,000

NET DEFERRED TAX LIABILITIES                          3,000          44,000

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES      204,000         239,000

COMMITMENTS (Notes 5 and 8)

STOCKHOLDER'S EQUITY:
  Common stock, no par value; 100,000 shares
   authorized, 40,000 shares issued and
   outstanding                                    4,554,000       3,635,000
  Common stock, non-voting, no par value;
   10,000 shares authorized, 1,000 shares
   issued and outstanding                            91,000          91,000
  Retained deficit                                 (863,000)         (3,000)
                                                 ----------      ----------
      Total stockholder's equity                  3,782,000       3,723,000
                                                 ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $9,000,000      $7,605,000
                                                 ----------      ----------
                                                 ----------      ----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

           INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   EIGHT           SEVEN
                                                   MONTHS          MONTHS
                                                   ENDED            ENDED
                                                 AUGUST 31,      DECEMBER 31,
                                                    1996             1995
                                                -----------      -----------
                                                (UNAUDITED)

REVENUE                                         $13,716,000      $10,284,000

DIRECT LABOR AND MATERIALS                       10,815,000        6,490,000
                                                -----------      -----------

  Gross profit                                    2,901,000        3,794,000

DEPRECIATION AND AMORTIZATION                       368,000          347,000

SELLING, GENERAL AND ADMINISTRATIVE               3,419,000        3,343,000
                                                -----------      -----------

  (Loss) Income from operations                    (886,000)         104,000

INTEREST EXPENSE                                    (81,000)         (62,000)

INTEREST INCOME                                       9,000            3,000

MINORITY INTEREST                                   (39,000)          (3,000)
                                                -----------      -----------

(LOSS) INCOME BEFORE INCOME TAXES                  (997,000)          42,000

INCOME TAX BENEFIT (EXPENSE)                        137,000          (45,000)
                                                -----------      -----------

NET LOSS                                        $  (860,000)     $    (3,000)
                                                -----------      -----------
                                                -----------      -----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

         INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                   NON-VOTING
                                                  COMMON STOCK                COMMON STOCK             RETAINED          TOTAL
                                              -------------------        --------------------          EARNINGS      STOCKHOLDER'S
                                              SHARES       AMOUNT        SHARES        AMOUNT         (DEFICIT)          EQUITY
                                              ------       -------       ------      ----------      -----------     -------------
BALANCES, May 31, 1995                         1,000       $    --       40,000      $   12,000      $ 1,614,000       $1,626,000
  Fair value adjustments related to
    the acquisition of the Company by
    Interwest Group, Inc.:
      Retained earnings                           --        39,000           --       1,575,000       (1,614,000)              --
      Purchase accounting adjustments             --        52,000           --       2,048,000               --        2,100,000
                                              ------       -------       ------      ----------      -----------       ----------
BALANCES, June 1, 1995                         1,000        91,000       40,000       3,635,000               --        3,726,000
  Net loss                                        --            --           --              --           (3,000)          (3,000)
                                              ------       -------       ------      ----------      -----------       ----------
BALANCES, December 31, 1995                    1,000        91,000       40,000       3,635,000           (3,000)       3,723,000
  Stockholder contribution                        --            --           --         919,000               --          919,000
  Net loss                                        --            --           --              --         (860,000)        (860,000)
                                              ------       -------       ------      ----------      -----------       ----------
BALANCES, August 31, 1996 (Unaudited)          1,000       $91,000       40,000      $4,554,000      $  (863,000)      $3,782,000
                                              ------       -------       ------      ----------      -----------       ----------
                                              ------       -------       ------      ----------      -----------       ----------


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

           INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
              (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         EIGHT         SEVEN
                                                         MONTHS        MONTHS
                                                         ENDED         ENDED
                                                       AUGUST 31,   DECEMBER 31,
                                                          1996          1995
                                                      -----------   ------------
                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                             $  (860,000)  $    (3,000)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
   Depreciation and amortization                          368,000       347,000
   Growth shares expense paid by Interwest
     Group and other                                      919,000          --
   Gain on sale of assets and other                        (6,000)      (15,000)
   Noncash loss                                           (24,000)         --
   Deferred income tax benefit                            (65,000)      (27,000)
   Minority interest                                      (35,000)        3,000
   (Increase) decrease in:
     Accounts receivable, net                            (690,000)   (1,115,000)
     Prepaid expenses                                    (122,000)        6,000
     Inventory                                           (739,000)      148,000
     Other assets                                         (39,000)       78,000
   Income tax receivable                                  (45,000)         --
   Increase (decrease) in:
    Accounts payable and accrued
    liabilities                                           917,000       161,000
    Deferred revenue and deposits                        (160,000)     (121,000)
    Accounts payable - parent                           1,014,000       422,000
    Income taxes payable                                  (31,000)       31,000
    Deferred Income Taxes                                 (46,000)         --
                                                      -----------   -----------
  Net cash provided by (used in) operating activities     426,000       (85,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                     (188,000)     (398,000)
 Proceeds from sale of property and equipment              19,000        33,000
                                                      -----------   -----------
  Net cash used in investing activities                  (169,000)     (365,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt                              66,000         6,000
 Repayments of long-term debt                            (122,000)     (219,000)
 Borrowings under revolving line-of-credit                955,000       868,000
 Repayments under revolving line-of-credit             (1,227,000)     (632,000)
                                                      -----------   -----------
  Net cash provided by (used in) financing activities    (328,000)       23,000
                                                      -----------   -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                 (71,000)     (427,000)

CASH AND CASH EQUIVALENTS, at beginning of period         143,000       570,000
                                                      -----------   -----------
CASH AND CASH EQUIVALENTS, at end of period           $    72,000   $   143,000
                                                      -----------   -----------
                                                      -----------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
 Cash payments for:
  Interest                                            $    74,000   $    58,000
  Income taxes                                        $    33,000   $   427,000
                                                      -----------   -----------
                                                      -----------   -----------

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

 Effective June 1, 1995, Interwest Group, Inc. (formerly known as West Hazmat Companies, Inc.) acquired all of the outstanding common stock of Interwest Communications C.S. Corporation and its related entities (see Note 1). The cost of the purchase has been pushed down to the accompanying financial statements and as a result of purchase accounting adjustments there was a noncash increase in assets and stockholder's equity of $2,100,000.

 During the seven-month period ended December 31, 1995, the Company transferred approximately $100,000 from inventory to property and equipment.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

         INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   OPERATIONS AND ACQUISITION:

     OPERATIONS - Interwest Communications C.S. Corporation (Interwest C.S.) and subsidiaries (the "Company") are engaged primarily in the business of selling, leasing, installing, and maintaining telephone communication systems for various customers primarily in the state of Colorado.

     ACQUISITION - Effective June 1, 1995, Interwest Group, Inc. (Interwest Group) (formerly known as West Hazmat Companies, Inc.), a wholly owned subsidiary of the Anschutz Company (Anschutz), purchased 100% of the common stock of the Company. The purchase price, including acquisition costs, was approximately $3,726,000 and consisted of cash of approximately $1,482,000 and a note payable issued to the seller of approximately $2,244,000 which is reflected as a liability of Interwest Group.

     This acquisition was accounted for using the purchase method of accounting. Goodwill of approximately $1,470,000 and noncompete agreements of $600,000 were recorded in connection with the purchase and are being amortized on a straight-line basis over fifteen and five years, respectively.

     Unaudited pro forma revenue and net income for the year ended December 31, 1995, prepared as if the Company was purchased by Interwest Group on January 1, 1995, are $15,790,000 and $37,000, respectively.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Interwest C.S.; its 58.2% subsidiary, Work Telcom Services, Inc.; its 97% subsidiary, Interwest Cable Network Systems, Inc.; its 51% subsidiary, Interwest Communications Pueblo Corporation; and its 50% subsidiary, Omega Business Communications Services, Inc. The minority interests of the above subsidiaries are owned by the respective managers of each company and two of the managers have the option to acquire a stated number of additional shares at a specified price, but the managers would still own less than 50% of their respective entity. All material intercompany transactions and amounts have been eliminated in consolidation.

     INTERIM FINANCIAL STATEMENTS - The consolidated financial statements of the Company as of August 31, 1996, presented herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of only normal recurring accruals) which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company as of August 31, 1996, and for the period then ended.

     ACCOUNTING ESTIMATES - Preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and

         INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     REVENUE RECOGNITION - The Company utilizes the percentage-of-completion method under which revenues from long-term contracts are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     Following the acquisition by Interwest Group, the Company changed its method of accounting for long-term contracts from the completed contract method to the percentage of completion method. The percentage of completion method is considered preferable when an entity can reasonably estimate contract revenues and expenses and the extent of progress toward completion because a proportionate share of contract revenues and expenses are recognized during the period earned rather than at the completion of the contract. If the Company had continued to use the completed contract method, the net loss for the seven-month period ended December 31, 1995 and the eight-month period ended August 31, 1996 would have been approximately $370,000 and $1,340,000, respectively.

     DEFERRED REVENUE AND DEPOSITS - The Company has entered into maintenance and extended warranty contracts with customers which require payment in advance. Revenue received in advance is deferred and recognized on a straight-line basis over the lives of the maintenance and extended warranty contracts which are one and five years, respectively.

     Deposits represent advance payments received from customers which are required prior to the commencement of an installation project. At December 31, 1995 and August 31, 1996, the Company has received and deferred approximately $255,000 and $238,000, respectively, of unearned deposits from customers.

     PROPERTY AND EQUIPMENT - Significant additions and improvements are capitalized at cost, while maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred.

     Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the related assets as follows:

          Machinery, equipment and other     3-7 years
          Furniture and fixtures             3-5 years
          Vehicles                           3-5 years
          Leasehold improvements               5 years

         INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
            (A WHOLLY OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     CASH AND CASH EQUIVALENTS - All highly liquid cash investments with original maturity dates of three months or less are classified as cash equivalents.

     INTANGIBLES - Goodwill is being amortized on a straight-line basis over a period of 15 years. Accumulated amortization at December 31, 1995 and August 31, 1996, is approximately $62,000 and $128,000, respectively.

     The Company is amortizing noncompete agreements on a straight-line basis over the five year life of the agreements. At December 31, 1995 and August 31, 1996, the related accumulated amortization is approximately $69,000 and $149,000, respectively.

     Other assets is comprised primarily of purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1995 and August 31, 1996, the related accumulated amortization is approximately $56,000 and $104,000, respectively.

     The amortization expense for the seven months ended December 31, 1995 and the eight months ended August 31, 1996, for the above intangibles was approximately $173,000 and $194,000, respectively.

     INVENTORY - Inventory is stated at the lower of cost or market using the weighted average cost method and is comprised primarily of telephone systems and related parts.

     INCOME TAXES - Interwest C.S. is included in the consolidated federal income tax return of Anschutz. The income taxes of the Company are computed by applying the liability method to the Company as if it were a separate taxpayer. Current liabilities or assets are recognized for estimated income taxes payable or refundable for the current year. Deferred tax liabilities or assets are recognized for the estimated future effects of temporary differences between the recovery of assets and settlement of liabilities for financial accounting and tax purposes. The measurement of deferred tax liabilities and assets is done at the end of each accounting period based on income tax rates in effect when the differences are scheduled to reserve. The difference between accumulated deferred tax liabilities and assets at the beginning and end of the accounting period is recognized as a deferred expense or benefit.

     The Company has a tax sharing agreement with Anschutz that provides for the allocation of tax liabilities and benefits. In general, the agreement requires the Company to pay to Anschutz the applicable income taxes for which the Company would be liable if it filed a separate return, and requires Anschutz to pay the Company for losses or credits which would have resulted in a refund of taxes as if the Company had filed a separate return. If the Company's net operating losses exceed the maximum amount that can be applied for a refund on a standalone basis, the Company can receive credits only to the extent future taxable income is created.

3.  DEBT:

    Long-term debt at August 31, 1996 and December 31, 1995 consists of the following:

                                                       August 31,  December 31,
                                                          1996         1995
                                                       ----------  ------------
    Note payable, due in 48 monthly installments
    of $4,751 including interest at 9.25%, final
    payment due on May 1, 2000, unsecured.              $ 143,000   $ 145,000

    Installment note for purchase of equipment,
    interest accrues at the bank's prime rate,
    plus 1.5% (10.00% at December 31, 1995), payable
    in 60 monthly payments of $4,167 plus interest,
    final payment due on January 1, 1998, secured by
    equipment with a carrying value of $59,000 at
    December 31, 1995.                                     69,000     102,000

    Note payable, due in 36 monthly installments of
    $3,000, including interest at 6.66%, final payment
    due on November 1, 1997, unsecured.                    40,000      62,000

    Note payable, due in 36 monthly installments of
    $2,059, including interest at 8.00%, final payment
    due on June 1, 1998, unsecured.                        40,000      54,000

    Note payable to a bank, due in 36 monthly
    installments of $3,051, including interest at 9.75%
    rate, final payment due on February 1, 1998,
    unsecured.                                             39,000      61,000

    Notes payable, due in monthly installments from
    $216 to $854, including interest from 8.00% to
    14.06%, final payments due from August 12, 1996 to
    April 27, 1998, secured by vehicles with a carrying
    value of $52,000 at December 31, 1995.                 46,000      51,000

    Note payable, due in 24 monthly installments of
    $2,055, including interest at 9%, final payment
    due June 1, 1998, unsecured.                           42,000        -
                                                        ---------   ---------
                                                          419,000     475,000

    Less current maturities of long-term debt            (236,000)   (182,000)
                                                        ---------   ---------
    Long-term debt                                      $ 183,000   $ 293,000
                                                        ---------   ---------
                                                        ---------   ---------

     Annual maturities of long-term debt are as follows:

     Year Ending December 31,
     ------------------------
             1996                                          $182,000
             1997                                           174,000
             1998                                            57,000
             1999                                            44,000
             2000                                            18,000
                                                           --------
                                                           $475,000
                                                           --------
                                                           --------

     The Company has outstanding borrowings of $272,000 and $-0- under a $500,000 revolving line-of-credit with a bank at December 31, 1995 and August 31, 1996, respectively. Interest accrues at the bank's prime rate plus 1% (9.5% at December 31, 1995), and is payable monthly. The line-of-credit is secured by all funds in the bank's custody and the Company's accounts receivable and inventory balances.

     In June 1996, the Company paid the outstanding balance and terminated this line-of-credit agreement.

     In April 1996, the Company along with Interwest Group and affiliates entered into a $4.3 million revolving line-of-credit agreement and the Company is jointly and severally liable under the agreement. This agreement includes a provision that should the Company's ownership change by more than 49%, it will be considered an event of default.

     Under the provisions of certain debt agreements, the Company is required to maintain compliance with certain financial covenants, among other restrictions, including a trading ratio which is based on the ratio of various fixed assets to accounts payable, accrued expenses and principal outstanding on the loan, and a maximum borrowings ratio based on accounts receivable and inventory.

4.   INCOME TAXES:

     Deferred income tax assets and liabilities at December 31, 1995, are as follows:

          Current:
             Allowance for doubtful accounts                    $31,000
             Deferred revenue                                    50,000
                                                                -------
                Current deferred tax asset                      $81,000
                                                                -------
                                                                -------

          Noncurrent:
             Amortization of noncompetes                        $  18,000
             Deferred revenue                                      38,000
             Customer lists                                        38,000
             Accelerated depreciation for tax and other          (138,000)
                                                                ---------
                Noncurrent deferred tax liabilities, net        $ (44,000)
                                                                ---------
                                                                ---------

     Components of the income tax expense for the seven months ended December 31, 1995 are as follows:

          Current expense                                        $ 72,000
          Deferred benefit                                        (27,000)
                                                                 --------
             Income tax expense                                  $ 45,000
                                                                 --------
                                                                 --------

     The income tax expense for the seven month period ended December 31, 1995 is reconciled to the amount computed by applying the statutory federal tax rate to income as follows:

     Income tax expense per federal statutory rate      $15,000      35%
     State income taxes, net of federal deduction         1,000       3%
     Goodwill amortization                               22,000      52%
     Nondeductible meals and entertainment                5,000      12%
     Other nondeductible expenses                         2,000       5%
                                                        -------     ----
                                                        $45,000     107%
                                                        -------     ----
                                                        -------     ----

5.   COMMITMENTS:

     The Company has several operating leases for office space, vehicles and equipment, which expire at various times through 2001. In addition, the Company leases its Colorado Springs office and operations facility from a related party under an operating lease agreement which expires on May 31, 2000. Rent expense, related to the operating leases, for the seven months ended December 31, 1995 was $141,000. Aggregate minimum annual rentals under such leases are as follows:

     Year Ending December 31,
     ------------------------
            1996                                               $  337,000
            1997                                                  300,000
            1998                                                  260,000
            1999                                                  235,000
            2000                                                  182,000
            Thereafter                                             80,000
                                                               ----------
                                                               $1,394,000
                                                               ----------
                                                               ----------

6.   RETIREMENT AND BONUS PLANS:

     The Company has established a 401(k) retirement plan covering substantially all of their employees who have been employed with the Company for one year and who are at least 21 years of age. Each employee's contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. Contributions of $38,000 were made for the seven months ended December 31, 1995.

     The Company awards bonuses to certain management personnel which are based on various performance factors and are awarded at the discretion of the Company's management.

7.   RELATED PARTY TRANSACTIONS:

     At December 31, 1995 and August 31, 1996, the Company owed approximately $422,000 and $1,436,000 to Interwest Group primarily for cash draws and for its share of insurance which is provided by Anschutz and allocated to the Company.

8.   CONTINGENCIES:

     The Company is a party to three employment related legal and or administrative proceedings which have arisen out of the ordinary course of business. Although the ultimate resolution of these matters is uncertain, management believes that the actions are without merit and that the outcome will not have a material adverse effect on the Company's financial position or results of operations. The Company has not recorded any liability amounts related to these matters.

9.   FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities. The carrying amounts for these financial instruments approximate fair value due to the short-term maturity of these instruments. Debt is also a financial instrument and based upon the difference in prevailing interest rates when the debt was issued and the prevailing interest rates at December 31, 1995, the carrying values approximate fair values.

                       INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders of Interwest Communications C.S. Corporation
Colorado Springs, CO



We have audited the combined balance sheets (not separately included herein) of Interwest Communications C.S. Corporation and affiliates as of May 31, 1995, March 31, 1995 and 1994 and the accompanying related combined statements of income, retained earnings, and cash flows for the two months ended May 31, 1995 and the years ended March 31, 1995 and 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined balance sheets referred to above present fairly, in all material respects, the combined financial position of Interwest Communications C.S. Corporation and affiliates as of May 31, 1995, March 31, 1995 and March 31, 1994 and the results of their operations and their cash flows for the two months ended May 31, 1995 and the years ended March 31, 1995 and March 31, 1994 in conformity with generally accepted accounting principles.



Hilderbrand & Associates, P.C.
Certified Public Accountants


Colorado Springs, Colorado
August 11, 1995

            INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS


                                      TWO MONTHS       FOR THE YEARS ENDED
                                         ENDED               MARCH 31,
                                        MAY 31,     --------------------------
                                         1995           1995           1994
                                      ----------    -----------    -----------

NET SALES                             $1,966,000    $12,075,000    $12,219,000
  Cost of Sales                        1,102,000      7,011,000      7,189,000
                                      ----------    -----------    -----------

GROSS PROFIT                             864,000      5,064,000      5,030,000

SELLING, GENERAL AND
ADMINISTRATIVE                           865,000      4,212,000      3,912,000
                                      ----------    -----------    -----------

INCOME (LOSS) FROM OPERATIONS             (1,000)       852,000      1,118,000

  Other Income (Expense), net             29,000              -        (23,000)
                                      ----------    -----------    -----------

INCOME BEFORE INCOME TAXES AND
MINORITY INTERESTS                        28,000        852,000      1,095,000

  Provision (Benefit) for Income
   Taxes
    Current                               17,000        344,000        379,000
    Deferred                              (9,000)       (30,000)         5,000
                                      ----------    -----------    -----------
                                           8,000        314,000        384,000
                                      ----------    -----------    -----------

INCOME BEFORE MINORITY INTERESTS          20,000        538,000        711,000

  Minority Interests in Income           (10,000)       (71,000)       (84,000)
                                      ----------    -----------    -----------

NET INCOME                                10,000        467,000        627,000

RETAINED EARNINGS AT
BEGINNING PERIOD                       1,603,000      1,136,000        509,000
                                      ----------    -----------    -----------

RETAINED EARNINGS AT END OF
PERIOD                                $1,613,000     $1,603,000     $1,136,000
                                      ----------    -----------    -----------
                                      ----------    -----------    -----------

            SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

           INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                        COMBINED STATEMENTS OF CASH FLOWS

                                                    TWO MONTHS       FOR THE YEARS ENDED
                                                       ENDED               MARCH 31,
                                                       MAY 31,     -------------------------
                                                        1995          1995          1994
                                                     ----------    ---------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income                                         $  10,000     $ 467,000    $   627,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Minority interests in net  income of
        consolidated  subsidiary and combined
        affiliates                                      10,000        71,000         84,000
      Depreciation and  amortization                    40,000       118,000        157,000
      Provision for bad debts                            5,000        83,000         94,000
      Deferred tax expense (benefit)                    (9,000)      (31,000)         5,000
      (Increase) decrease in:
        Receivables                                    100,000      (134,000)    (1,452,000)
        Inventories                                   (524,000)     (194,000)        59,000
        Prepaid expenses                               (20,000)      (48,000)       (21,000)
        Deposits and other                             (10,000)        1,000         (3,000)
      Increase (decrease) in:
        Accounts payable                               318,000       228,000         88,000
        Accrued liabilities                            (91,000)        9,000        365,000
        Deposits on uncompleted
        contracts                                       45,000       211,000        (26,000)
        Deferred revenues                               29,000        22,000        (62,000)
        Warranty reserves                               18,000        69,000              -
                                                     ----------    ---------   ------------

NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                 (79,000)      872,000        (85,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
    Collection on installment sales                      9,000        16,000         15,000
    Purchase of property and equipment                 (36,000)     (157,000)       (49,000)
    Proceeds from sales of property and
      equipment                                            -           9,000            -
    Loans to minority interest shareholder                 -             -          (37,000)
    Purchases of intangible assets                     (42,000)      (30,000)           -
                                                     ----------    ---------   ------------

  NET CASH USED IN INVESTING ACTIVITIES                (69,000)     (162,000)       (71,000)

  CASH FLOWS FROM FINANCING ACTIVITY:
    Proceeds from short-term debt                          -             -          480,000
    Payments on short-term debt                            -             -         (507,000)
    Proceeds from long-term debt                           -          91,000            -
    Payments on long-term debt                         (36,000)     (150,000)      (114,000)
                                                     ----------    ---------   ------------

  NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                                 (36,000)      (59,000)      (141,000)
                                                     ----------    ---------   ------------

  NET INCREASE (DECREASE) IN CASH                     (184,000)      651,000       (297,000)

  CASH, at beginning of period                         754,000       103,000        400,000
                                                     ----------    ---------   ------------

  CASH, at end of period                             $ 570,000     $ 754,000    $   103,000
                                                     ----------    ---------   ------------
                                                     ----------    ---------   ------------


             SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION -Interwest Communications C.S. Corporation (Interwest C.S.), Work Telcom Services, Inc. (Work Telcom), Interwest Communications Pueblo Corporation (Interwest Pueblo), and Interwest Sound Communications, Inc. (Interwest Sound) are incorporated under the laws of the Sate of Colorado. The companies are affiliated through common ownership and management and are engaged primarily in the business of selling, leasing, installing, and maintaining telephone communication systems.

    PRINCIPLES OF COMBINATION - The combined financial statements include the consolidated accounts of Interwest C.S. and its 58.2% subsidiary, Work Telcom and the affiliated companies of Interwest Pueblo and Interwest Sound. The sole shareholder of Interwest C.S. owns 51% of the outstanding common stock of Interwest Pueblo and his spouse owns 75% of the outstanding common stock of Interwest Sound. The minority interests of Work Telcom, Interwest Pueblo, and Interwest Sound are owned by the respective manager of each company. All material intercompany transactions and balances have been eliminated.

    REVENUE RECOGNITION - Interwest C.S., Work Telcom, and Interwest Pueblo are on the completed contract method under which revenues and costs are recognized at the time a contract is completed, unless it becomes apparent that a contract will result in a loss, then such loss is provided for currently. Accordingly, inventory and labor costs are deferred along with related billings until such time as the contract is complete. Interwest C.S., Work Telcom, and Interwest Pueblo also have maintenance agreements with customers. Revenue received in advance is deferred and recognized over the terms of the maintenance agreements.

    Interwest Sound is on the percentage-of-completion method under which revenues from contracts are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS - Bad debts are recognized by the establishment of an allowance for expected losses on receivables that may become uncollectible.

    PROPERTY AND EQUIPMENT - Depreciation for property and equipment owned by the companies is computed on a straight-line basis over the estimated life of the related asset, which range from three to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

    INCOME TAXES - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

    RECLASSIFICATION - Certain reclassifications have been made to the combined financial statements to present them on a consistent basis between periods. Such reclassifications had no material effect on net income.


2.  CASH FLOW INFORMATION:

    Cash paid for interest and income taxes consisted of:


                           TWO MONTHS               FOR THE
                              ENDED               YEARS ENDED
                             MAY 31,               MARCH 31,
                                           --------------------------
                              1995           1995             1994
                           ----------      --------       -----------
  Interest                   $2,000        $ 24,000         $31,000
                             ------        --------         -------
                             ------        --------         -------
  Income Taxes               $   -         $375,000         $24,000
                             ------        --------         -------
                             ------        --------         -------


    Non-cash investing and financing activities consisted of:

          Two Months Ended May 31, 1995:

               Purchase of vehicles and equipment with financing through bank loans of $156,000.
               Purchase of inventory and customer lists through notes payable for $261,000.

          Year Ended March 31, 1995:

               Purchase of vehicles and equipment with financing through bank loans and capital lease arrangements of $66,000.

          Year Ended March 31, 1994:

               Purchase of customer list through note payable for $98,000.

3.  INCOME TAX PROVISION:

    The provisions for incomes taxes for the years ended March 31, 1995 and 1994 approximate the expected statutory rate for Federal income taxes after considering the effects of the surtax exemption and state taxes. Also, in fiscal 1994, the Company realized a tax benefit of approximately $23,000 from the utilization of a net operation loss carrryforward.


4.  PROFIT SHARING PLAN:

    The Companies have established a profit-sharing plan covering substantially all of their employees. The plan is a defined contribution plan that qualifies under Internal Revenue Code Section 401(k). The companies will match an employee's contribution $.50 for every dollar contributed, and will also make additional contributions as cash flows permit. The employers' matching contribution expenses were as follows:


                                   TWO MONTHS
                                      ENDED        FOR THE YEARS ENDED
                                     MAY 31,            MARCH 31,
                                   ----------    ----------------------
                                      1995        1995           1994
                                   ----------    -------        -------
  Interwest C.S. and Work Telcom     $7,000      $37,000        $34,000
  Interwest Pueblo                    1,000        8,000          7,000
  Interwest Sound                     1,000        3,000          4,000
                                     ------      -------        -------
                                     $9,000      $48,000        $45,000
                                     ------      -------        -------
                                     ------      -------        -------

    The Companies also made profit sharing contributions for the years ending March 31, 1995 and 1994 of $-0- and $75,000, respectively.

5.  LEASES:

    PROPERTY LEASED TO OTHERS - Interwest C.S. lease various equipment, to others, with various terms and renewal options. The operating method is used to report revenue from those leasing activities and the cost of those leased assets, less related accumulated depreciation is carried on the Company's balance sheet.

    PROPERTY LEASED FROM OTHERS - Interwest C.S. leases its corporate offices and operations facilities in Colorado Springs under operating leases expiring on March 31, 1996 from its sole shareholder. Interwest C.S. is responsible for all taxes, maintenance and insurance on the property. Rent expense for both years ending March 31, 1995 and 1994 was $48,000 each year and $8,000 for the two months ended May 31, 1995. Interwest C.S. also leases its operations facility in Denver under an operating lease which expires September 30, 1995. Interwest Pueblo leases its operations facility in Pueblo under a three year operating lease expiring March 1, 1997.

    At March 31, 1995, future minimum lease payments by year were as follows:

                                                CAPITAL      OPERATING
  YEAR ENDED MARCH 31,                           LEASES         LEASES
  --------------------                          -------      ---------
      1996                                      $15,000       $74,000
      1997                                       14,000        10,000
                                                -------       -------

  Total future minimum lease payments           $29,000       $84,000
                                                -------       -------
                                                -------       -------

6.  SUBSEQUENT EVENTS:

    On June 1, 1995, the sole shareholder of Interwest C.S. and 51% shareholder of Interwest Pueblo sold his common stock in those companies to Interwest Group, Inc. (formerly West Hazmat Companies, Inc.).